Exhibit 99.1

Fortune Brands Reports Fourth Quarter and Full-Year 2007 Results

DEERFIELD, Ill.--(BUSINESS WIRE)--Fortune Brands, Inc. (NYSE: FO):

  Company Delivers Targeted EPS for Quarter and Full Year
  Premium Spirits Business Achieves Record Full-Year Results with Margin Expansion
  Home Products Brands Outperform Challenging Market
  Golf Brands Set Industry Revenue Record

Fortune Brands, Inc. (NYSE: FO), a leading consumer brands company, today reported results for the fourth quarter and full-year 2007. The company delivered a fourth-quarter revenue record, benefiting from double-digit sales increases for the company’s distilled spirits and golf brands. The company also continued to outperform the challenging U.S. home products market and gain share in key categories. While reported earnings comparisons for the fourth quarter and full year were adversely impacted by the downturn in the U.S. housing market, charges for supply-chain initiatives, and the absence of one-time gains recorded in the prior-year periods, the company achieved results within its earnings target ranges for both periods.

“The effectiveness of our proactive growth and returns strategies, underpinned by the strength of our company’s unique breadth and balance, helped Fortune Brands deliver results that achieved our earnings target for the fourth quarter, as well as the full-year target we established at the beginning of 2007,” said Bruce Carbonari, president and chief executive officer of Fortune Brands. “That’s especially notable given the fact that the housing correction in the U.S. has proven more challenging and persistent than anyone anticipated a year ago – or even three months ago.”

Winning in the Marketplace

“We’re pleased that our brands are performing very well in their respective markets,” Carbonari continued.

“In Spirits, we’re driving strong profit growth that reflects our focus on premium brands and building brand equity, which supports higher pricing in a growing market. Net of excise taxes, Jim Beam, Sauza and Maker’s Mark all drove double-digit revenue increases for 2007 in constant currency, and worldwide sales of Jim Beam surpassed 6 million cases. It’s also notable that our second-half acceleration of brand-building spending continued into the fourth quarter, that we expanded underlying full-year operating margins in spirits by more than one point, and that our spirits brands now generate about half of Fortune Brands’ total annual operating income.

“In Home and Hardware, we’re aggressively positioning ourselves to outperform the challenging market, and our sales outpaced the estimated market performance by approximately four points for the year. In the quarter, Moen, Therma-Tru, Master Lock, Simonton and our cabinetry brands continued to gain market share. At the same time, our proactive pursuit of high-return cost and productivity initiatives, many of which we began in advance of the downturn’s impact, limited the fourth-quarter operating margin decline in Home & Hardware to just 50 basis points, adjusted for one-time items.”

“And in Golf, our brands set an industry sales record in 2007, finishing the year with a double-digit sales increase in the fourth quarter. Successful innovations helped Titleist, FootJoy and Cobra achieve individual brand records, as we also attained sales records in every product category and in all major markets for the year,” Carbonari added.

For the fourth quarter:

--	Income from continuing operations was $190.7 million, or $1.22 per diluted share, down 23% from $1.59 in the year-ago quarter.
-- Comparisons were adversely impacted by: a current-quarter net charge ($0.17 per share) as restructuring-related items more than offset a gain on sale; and a year-ago-quarter net gain ($0.23 per share) from one-time items.
-- These results exclude income from the divested wine business and the related gain on sale, amounting to $0.06 per diluted share in both the current-year and year-ago quarters. Wine results are reported in discontinued operations.
--	Diluted EPS before charges/gains was $1.43, up 1% from $1.42 in the year-ago quarter. Results benefited from solid operating performance, a lower effective tax rate and lower corporate expenses.
-- These results, which include income from the wine business through the date of divestiture, achieved the company's previously announced target to be up low-single digits to down mid-single digits.
--	Net sales from continuing operations were $2.22 billion, up 1%.
--	Operating income from continuing operations was $336.2 million, down 7%.

For the full year:

--	Income from continuing operations was $749.5 million, or $4.79 per diluted share, down 10% from $5.31 in 2006.
--	Diluted EPS before charges/gains was $5.11, down 4% from $5.33 in 2006.
-- These results include income from the wine business through the date of divestiture.
--	Net sales from continuing operations were $8.56 billion, up 0.5%.
--	Operating income from continuing operations was $1.38 billion, down 5%.
--	Free cash flow was $520 million after dividends and capital expenditures.
--	Return on equity before charges/gains was 15.3%.
--	Return on invested capital before charges/gains was 9.2%.
--	The dividend increased 8% to an annual rate of $1.68 per share.

Establishing Targets for 2008

“While the U.S. housing correction will continue to present challenges in 2008, we look to the future with confidence,” Carbonari continued. “We enter the year with enhanced flexibility on our balance sheet and higher returns following the sale of our wine business in the fourth quarter. We remain sharply focused on growth and returns, and we’re continuing to invest for the future – to build our brands, create innovative new products, expand into new markets, and optimize our supply chains. Combined with our unique breadth and balance, we believe these initiatives will continue to benefit us in 2008 and beyond, and position us extremely well for when the U.S. housing market recovers.

“Looking to 2008, we’re determined to continue growing our premium spirits and golf brands, and to continue outperforming the home products industry. That said, in an environment in which the home products market is expected by most economists to decline double digits again in 2008, we’re budgeting accordingly.

“Based on our initial estimates, we’re targeting EPS before charges/gains to be in the range of up at a low-single-digit rate to down at a high-single-digit rate. That’s versus an EPS before charges/gains for continuing operations number of $5.06 for 2007. Our 2008 target is based on these goals for our business units:

--	In Spirits, we're targeting operating income before charges to be up at a mid-to-high-single-digit rate.
--	In Home & Hardware, we estimate the home products market was down low-double digits on a revenue basis in 2007 and we're budgeting for a similar market decline in 2008. We're targeting to again outperform the market at the top line, to again minimize margin declines, and for operating income before charges in Home & Hardware to be down at a mid-single-digit-to-mid-teens rate.
--	In Golf, we're targeting operating income before charges to be up modestly, reflecting increased investment in brand building and international growth opportunities.

“For the first quarter of 2008, we’re targeting diluted EPS before charges/gains to be in the range of flat to down at a high-single digit rate. That’s compared to an EPS before charges/gains for continuing operations number of $0.81 for the year-ago quarter,” Carbonari added.

The company also announced that it is targeting free cash flow for 2008 in the range of $500-600 million after dividends and net capital expenditures.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $8 billion. Its operating companies have premier brands and leading market positions in distilled spirits, home and hardware, and golf products. Beam Global Spirits & Wine, Inc. is the company’s premium spirits business. Major spirits brands include Jim Beam and Maker’s Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Teacher’s and Laphroaig Scotch, and DeKuyper cordials. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index, the MSCI World Index and the Ocean Tomo 300™ Patent Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including pricing pressures); consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the potential privatization of V&S Group; ability to attract and retain qualified personnel; general economic conditions, including the U.S. housing market; weather; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits and wines; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results due to the recent portfolio realignment; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, return on equity before charges/gains, return on invested capital before charges/gains, comparable net sales, free cash flow, and operating income before charges. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS, INC.
CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2007	2006	% Change

Net Sales	$2,215.4	$2,199.4	0.7

Cost of goods sold	1,135.4	1,104.1	2.8

Excise taxes on spirits	183.7	175.5	4.7

Advertising, selling, general
and administrative expenses	516.0	528.1	(2.3)

Gain on sale
of The Dalmore Scotch assets	(45.6)	-	-

Amortization of intangibles	11.8	11.8	-

Restructuring
and restructuring-related items	77.9	19.8	-

Operating Income	336.2	360.1	(6.6)

Interest expense	67.5	79.3	(14.9)

Other income, net	(8.1)	(10.3)	(21.4)

Income from Continuing Operations before income taxes and minority interests	276.8	291.1	(4.9)

Income taxes	79.9	37.6	112.5

Minority interests	6.2	5.7	8.8

Income from Continuing Operations	190.7	247.8	(23.0)

Income from Discontinued Operations	10.8	9.8	10.2

Net Income	$201.5	$257.6	(21.8)

Earnings Per Common Share, Basic:
Income from continuing operations	$1.24	$1.63	(23.9)
Income from discontinued operations	0.07	0.07	-
Net Income	$1.31	$1.70	(22.9)

Earnings Per Common Share, Diluted:
Income from continuing operations	$1.22	$1.59	(23.3)
Income from discontinued operations	0.06	0.06	-
Net Income	$1.28	$1.65	(22.4)

Avg. Common Shares Outstanding
Basic	153.8	151.5	1.5
Diluted	156.9	155.6	0.8
FORTUNE BRANDS, INC.
CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,
	2007	2006	% Change

Net Sales	$ 8,563.1	$8,521.0	0.5

Cost of goods sold	4,549.9	4,467.8	1.8

Excise taxes on spirits	510.9	505.6	1.0

Advertising, selling, general
and administrative expenses	2,022.8	2,021.5	0.1

Gain on sale
of The Dalmore Scotch assets	(45.6)	-	-

Amortization of intangibles	47.6	42.9	11.0

Restructuring
and restructuring-related items	101.2	35.3	-

Operating Income	1,376.3	1,447.9	(4.9)

Interest expense	293.6	308.8	(4.9)

Other income, net	(37.5)	(40.2)	(6.7)

Income from Continuing Operations before income taxes and minority interest	1,120.2	1,179.3	(5.0)

Income taxes	346.3	299.3	15.7

Minority interests	24.4	67.9	(64.1)

Income from Continuing Operations	749.5	812.1	(7.7)

Income from Discontinued Operations	13.1	18.0	(27.2)

Net Income	$762.6	$830.1	(8.1)

Earnings Per Common Share, Basic:
Income from continuing operations	$4.89	$5.44	(10.1)
Income from discontinued operations	0.09	0.12	(25.0)
Net Income	$4.98	$5.56	(10.4)

Earnings Per Common Share, Diluted:
Income from continuing operations	$4.79	$5.31	(9.8)
Income from discontinued operations	0.08	0.11	(27.3)
Net Income	$4.87	$5.42	(10.1)

Avg. Common Shares Outstanding
Basic	153.1	149.1	2.7
Diluted	156.5	153.0	2.3

Actual Common Shares Outstanding
Basic	153.9	151.9	1.3
Diluted	156.5	156.4	0.1
FORTUNE BRANDS, INC.
(In millions, except per share amounts)
(Unaudited)

NET SALES AND OPERATING INCOME

	Three Months Ended December 31,
	2007	2006	% Change
Net Sales
Spirits	$858.8	$779.5	10.2
Home and Hardware	1,111.5	1,202.3	(7.6)
Golf	245.1	217.6	12.6
Total Net Sales from Continuing Operations	$2,215.4	$2,199.4	0.7

Operating Income
Spirits	$290.1	$236.7	22.6
Home and Hardware	62.8	148.2	(57.6)
Golf	(6.7)	(4.8)	(39.6)
Corporate expenses	(10.0)	(20.0)	50.0
Total Operating Income from Continuing Operations	$336.2	$360.1	(6.6)

Operating Income Before Charges/Gains(a)
Spirits	$245.9	$242.7	1.3
Home and Hardware	138.7	162.0	(14.4)
Golf	(6.1)	(4.8)	(27.1)
Less:
Corporate expenses	(10.0)	(20.0)	50.0
Operating Income Before Charges/Gains
from Continuing Operations	368.5	379.9	(3.0)
Restructuring
and restructuring-related items	(77.9)	(19.8)	-
Gain from the sale of The Dalmore Scotch assets (b)	45.6	-	-
Operating Income from Continuing Operations	$336.2	$360.1	(6.6)

	Twelve Months Ended December 31,
	2007	2006	% Change
Net Sales
Spirits	$2,606.8	$2,513.4	3.7
Home and Hardware	4,550.9	4,694.2	(3.1)
Golf	1,405.4	1,313.4	7.0
Total Net Sales from Continuing Operations	$8,563.1	$8,521.0	0.5

Operating Income
Spirits	$766.7	$660.6	16.1
Home and Hardware	503.0	695.4	(27.7)
Golf	165.5	166.0	(0.3)
Corporate expenses	(58.9)	(74.1)	20.5
Total Operating Income from Continuing Operations	$1,376.3	$1,447.9	(4.9)

Operating Income Before Charges/Gains(a)
Spirits	$725.2	$669.6	8.3
Home and Hardware	599.3	721.7	(17.0)
Golf	166.3	166.0	0.2
Less:
Corporate expenses	(58.9)	(74.1)	20.5
Operating Income Before Charges/Gains
from Continuing Operations	1,431.9	1,483.2	(3.5)
Restructuring
and restructuring-related items	(101.2)	(35.3)	-
Gain from the sale of The Dalmore Scotch assets (b)	45.6	-	-
Operating Income from Continuing Operations	$1,376.3	$1,447.9	(4.9)

	Three Months Ended December 31,
	2007	2006	% Change
Home and Hardware - Operating Margin

Net Sales	$1,111.5	$1,202.3	(7.6)

Operating Income	62.8	148.2	(57.6)
Operating Margin	5.7%	12.3%

Restructuring
and restructuring-related items	75.9	13.8	-
2006 Hedge Gain	-	(5.8)	-
Operating Income Before Charges
and One-Time Hedge Gain in 2006	$138.7	$156.2	(11.2)
Operating Margin - Before Charges (c)	12.5%	13.0%

	Twelve Months Ended December 31,
	2007	2006	% Change
Spirits - Operating Margin

Net Sales	$2,606.8	$2,513.4	3.7

Operating Income	766.7	660.6	16.1
Operating Margin	29.4%	26.3%

Restructuring
and restructuring-related items	4.1	9.0	-
Gain from the sale of The Dalmore Scotch assets	(45.6)	-	-
Operating Income Before Charges
and gain on the sale of The Dalmore Scotch assets	725.2	669.6	8.3
Operating Margin - Before Charges (c)	27.8%	26.6%

(a) Operating Income Before Charges/Gains is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items and excluding the gain from the sale of The Dalmore Scotch assets. Operating Income Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

(b) The gain from the sale of The Dalmore Scotch assets is included in the Spirits segment.

(c) Operating Margin Before Charges/Gains is Operating Income before the gain on the sale of The Dalmore Scotch assets and excluding restructuring and restructuring-related items, and excluding a commodity hedge gain divided by net sales.

Operating Margin Before Charges/Gains and One-Time Hedge Gains and Operating Margin Before Charges/Gains and the gain on the sale of The Dalmore Scotch assets is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by operating segments and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

FREE CASH FLOW

	Three Months Ended December 31,
	2007	2006

Free Cash Flow (d)	$292.6	$228.0
Add:
Net Capital Expenditures	105.0	92.0
Dividends Paid	64.7	59.2
Cash Flow From Operations	$462.3	$379.2

	Twelve Months Ended December 31,		2008 Full Year
	2007	2006	Targeted Range

Free Cash Flow (d)	$518.8	$577.4	$ 500 - 600
Add:
Net Capital Expenditures	197.9	181.4	175-225
Dividends Paid	248.6	223.9	270(i )
Cash Flow From Operations	$965.3	$982.7	$945 - 1,095

(d) Free Cash Flow is Cash Flow from Operations less capital expenditures net of proceeds from asset sales and dividends paid to stockholders. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

(i) Assumes current dividend rate and basic shares outstanding on December 31, 2007.

DILUTED EPS BEFORE CHARGES/GAINS

Diluted EPS from Continuing Operations Before Charges/Gains is Income from Continuing Operations calculated on a per-share basis excluding restructuring, restructuring-related and one-time items.

For the fourth quarter of 2007, Diluted EPS from Continuing Operations Before Charges/Gains is Income from Continuing Operations calculated on a per-share basis excluding $77.9 million ($56.5 million after tax or $0.35 per diluted share) of restructuring and restructuring-related items and $45.6 million ($28.5 million after tax or $0.18 per diluted share) gain associated with the sale of The Dalmore Scotch assets. For the twelve-month period ended December 31, 2007, Diluted EPS from Continuing Operations Before Charges/Gains excludes $101.2 million ($71.1 million after tax or $0.45 per diluted share) of restructuring and restructuring-related items and a $45.6 million ($28.5 million after tax or $0.18 per diluted share) gain associated with the sale of The Dalmore Scotch assets.

For the fourth quarter of 2006, Diluted EPS from Continuing Operations Before Charges/Gains is Income from Continuing Operations calculated on a per-share basis excluding $19.8 million ($12.3 million after tax or $0.08 per diluted share) of restructuring and restructuring-related items and $48.3 million, or $0.31 per diluted share, of deferred tax credits associated with recently enacted lower international statutory tax rates. For the twelve-month period ended December 31, 2006, Diluted EPS from Continuing Operations Before Charges/Gains excludes $35.3 million ($22.0 million after tax or $0.15 per diluted share) of restructuring and restructuring-related items, a $47.8 million, or $0.31 per diluted share, non-cash charge associated with the required accounting for an increase in the value of V&S Group's minority interest in our Beam Global Spirits & Wines business, currency mark-to-market expense of $2.9 million, or $0.02 per diluted share, and $86.5 million, or $0.57 per diluted share, of tax-related credits principally associated with the deferred tax credits and the favorable conclusion of routine state tax audits and the routine IRS review of our 2002-2003 tax returns.

Diluted EPS Before Charges/Gains is Net Income (inclusive of the wine business) calculated on a per-share basis excluding restructuring and restructuring-related items and the gain on the sale of the Wine business.

Diluted EPS Before Charges/Gains and Diluted EPS from Continuing Operations Before Charges/Gains are measures not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended December 31,
	2007	2006	% Change

Diluted Earnings Per Share from Continuing Operations
Income from Continuing Operations
Before Charges/(Gains)	1.39	1.36	2.2
Minority Interest charge	-	-	-
Tax-related credits	-	0.31	-
Gain on sale of The Dalmore Scotch assets	0.18	-	-
Currency mark-to-market expense	-	-	-
Restructuring
and restructuring-related items	(0.35)	(0.08)	-

Income from Continuing Operations	1.22	1.59	(23.3)

Income from Discontinued Operations	0.06	0.06	-

Net Income	1.28	1.65	(22.4)

Diluted Earnings Per Share
Net Income Before Charges/(Gains),
inclusive of the wine business	1.43	1.42	0.7
Minority Interest charge	-	-	-
Tax-related credits	-	0.31	-
Gain on sale of The Dalmore Scotch assets	0.18	-	-
Currency mark-to-market expense	-	-	-
Restructuring
and restructuring-related items	(0.36)	(0.08)	-
Gain on the sale of the wine business	0.03	-	-

Net Income	1.28	1.65	(22.4)

	Twelve Months Ended December 31,
	2007	2006	% Change

Diluted Earnings Per Share from Continuing Operations
Income from Continuing Operations
Before Charges/(Gains)	5.06	5.22	(3.1)
Minority Interest charge	-	(0.31)	-
Tax-related credits	-	0.57	-
Gain on sale of The Dalmore Scotch assets	0.18	-	-
Currency mark-to-market expense	-	(0.02)	-
Restructuring
and restructuring-related items	(0.45)	(0.15)	-

Income from Continuing Operations	4.79	5.31	(9.8)

Income from Discontinued Operations	0.08	0.11	(27.3)

Net Income	4.87	5.42	(10.1)

Diluted Earnings Per Share
Net Income Before Charges/(Gains),
inclusive of the wine business	5.11	5.33	(4.1)
Minority Interest charge	-	(0.31)	-
Tax-related credits	-	0.57	-
Gain on sale of The Dalmore Scotch assets	0.18	-	-
Currency mark-to-market expense	-	(0.02)	-
Restructuring
and restructuring-related items	(0.45)	(0.15)	-
Gain on the sale of the wine business	0.03	-	-

Net Income	4.87	5.42	(10.1)

	Three Months Ended March 31,
Diluted Earnings Per Share from Continuing Operations	2007
Income from Continuing Operations
Before Charges/(Gains)	0.81
Restructuring
and restructuring-related items	(0.03)

Income from Continuing Operations	0.78

RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS

The company recorded pre-tax restructuring and restructuring-related items of $77.9 million ($56.5 million after tax or $0.36 per diluted share) in the three-month period ended December 31, 2007. The charges principally relate to a) the Home and Hardware segment supply chain initiative, the exiting of certain product lines in the U.S. and the UK door market, b) supply chain initiatives in the Golf segment and c) repositioning initiatives in the Spirits U.S. business.

The company recorded pre-tax restructuring and restructuring-related items of $101.2 million ($71.1 million after tax or $0.45 per diluted share) in the twelve-month period ended December 31, 2007. The charges principally relate to a) the Home and Hardware segment supply chain initiatives, the exiting of certain product lines in the U.S. and the UK door market, b) supply chain initiatives in the Golf segments and c) targeted repositioning actions in Australia and the U.S. for the Spirits segment.

	Three Months Ended December 31, 2007
	(In millions, except per share amounts)
		Restructuring-Related Items
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$ -	$ -	$1.4	$1.4
Home and Hardware	57.0	7.9	11.0	75.9
Golf	0.4	-	0.2	0.6
Total	$57.4	$7.9	$12.6	$77.9

Income tax benefit				21.4
Net charge				$56.5
Charge per common share
Basic				$0.37
Diluted				$0.36

	Twelve Months Ended December 31, 2007
	(In millions, except per share amounts)
		Restructuring-Related Items
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$2.7	$ -	$1.4	$4.1
Home and Hardware	70.2	14.7	11.4	96.3
Golf	0.6	-	0.2	0.8
Total	$73.5	$14.7	$13.0	$101.2

Income tax benefit				30.1
Net charge				$71.1
Charge per common share
Basic				$0.46
Diluted				$0.45

RECONCILIATION OF 2007 EARNINGS BEFORE CHARGES TARGETS TO GAAP EARNINGS TARGETS

For the fourth quarter, the company targeted diluted EPS before charges/gains to be in the range of up low-single digits to down mid-single digits. On a GAAP basis, the company's diluted EPS from continuing operations was down 23%.

RECONCILIATION OF 2008 EARNINGS BEFORE CHARGES TARGETS TO GAAP EARNINGS TARGETS

For the first quarter, the company is targeting diluted EPS before charges/gains from continuing operations to be in the range of flat to down high-single digits versus an EPS before charges/gains from continuing operations of $0.81 in the year ago quarter. On a GAAP basis, the company is targeting diluted EPS to in the range of flat to down high-single digits.

For the full year, the company is targeting diluted EPS before charges/gains from continuing operations to be in the range of up low-single digits to down high-single digits. On a GAAP basis, the company is targeting diluted EPS from continuing operations to be in the range of up low-single digits to up double-digits.

RECONCILIATION OF 2008 OPERATING INCOME BEFORE CHARGES GUIDANCE TO GAAP OPERATING INCOME

For the full year, we are targeting Spirits operating income before charges to grow at a mid-to-high single-digit rate. On a GAAP basis, Spirits is targeting operating income to grow at mid-to-high single digit rate.

For the full year, we are targeting Home & Hardware operating income before charges to be down in the range of mid-single-digits to mid-teens. On a GAAP basis, Home & Hardware is targeting operating income to be down mid-single digits to up high-single digits.

For the full year, we are targeting Golf operating income before charges to be up modestly. On a GAAP basis, Golf is targeting operating income to up modestly.

FORTUNE BRANDS, INC.
Quarterly Results from Continuing Operations
2007 and 2006
Amounts in millions
(Unaudited)

	First Quarter
	2007	2006

Net sales	$1,909.1	$1,966.8

Cost of products sold	1,058.9	1,050.9

Excise taxes on spirits	97.1	119.0

Advertising, selling, general and administrative expenses	475.8	478.7

Gain on sale of The Dalmore Scotch assets	-	-

Amortization of intangibles	12.0	9.9

Restructuring and restructuring-related items	9.0	10.6

Operating income	256.3	297.7

Interest expense	75.5	72.1

Other (income) expense, net	(9.4)	(10.0)

Income from Continuing Operations before income taxes and minority interests	190.2	235.6

Income taxes	62.8	58.8

Minority interest	6.1	4.7

Income from Continuing Operations	121.3	172.1

Income from Discontinued Operations	(1.1)	1.3

Net Income	$120.2	$173.4

Earnings Per Common Share, Basic:
Income from continuing operations	$0.80	$1.17
Income from discontinued operations	(0.01)	0.01
Net Income	$0.79	$1.18

Earnings Per Common Share, Diluted:
Income from continuing operations	$0.78	$1.14
Income from discontinued operations	(0.01)	0.01
Net Income	$0.77	$1.15

Average number of common shares outstanding
Basic	152.4	146.4
Diluted	156.1	150.4

Diluted EPS from Continuing Operations
Before Charges/(Gains)	$0.81	$1.05

Net Charges/(Gains) per Diluted Share	0.03	(0.09)

Net Income Cont. Ops. Before Charges/(Gains)	$127.0	$157.8
Net Charges/(Gains)	5.7	(14.3)

Operating Income Before Charges/(Gains)	265.3	308.3

Spirits Net Sales	519.4	561.9
Spirits Excise Taxes	97.1	119.0

Spirits Operating Income	130.9	119.0
Spirits Restructuring Related Charges	2.3	1.8
Gain on Sale of The Dalmore Scotch assets	-	-
Spirits Operating Income Before Charges/(Gains)	133.2	120.8

Other (Income)/Expense, Net	(9.4)	(10.0)
Other (Income)/Expense, Net Before Charges/(Gains)	(9.4)	(11.0)

Effective Tax Rate	33.0%	25.0%
Effective Tax Rate Before Charges/(Gains)	33.2%	34.3%

	Second Quarter
	2007	2006

Net sales	$2,293.3	$2,198.6

Cost of products sold	1,212.3	1,150.8

Excise taxes on spirits	118.9	101.6

Advertising, selling, general and administrative expenses	523.5	512.3

Gain on sale of The Dalmore Scotch assets	-	-

Amortization of intangibles	12.0	9.1

Restructuring and restructuring-related items	10.8	1.6

Operating income	415.8	423.2

Interest expense	76.4	77.3

Other (income) expense, net	(7.5)	(10.0)

Income from Continuing Operations before income taxes and minority interests	346.9	355.9

Income taxes	111.5	106.8

Minority interest	5.9	4.1

Income from Continuing Operations	229.5	245.0

Income from Discontinued Operations	2.5	2.8

Net Income	$232.0	$247.8

Earnings Per Common Share, Basic:
Income from continuing operations	$1.50	$1.66
Income from discontinued operations	0.02	0.02
Net Income	$1.52	$1.68

Earnings Per Common Share, Diluted:
Income from continuing operations	$1.47	$1.62
Income from discontinued operations	0.01	0.01
Net Income	$1.48	$1.63

Average number of common shares outstanding
Basic	152.8	147.7
Diluted	156.4	151.6

Diluted EPS from Continuing Operations
Before Charges/(Gains)	$1.51	$1.53
Net Charges/(Gains) per Diluted Share	0.04	(0.09)

Net Income Cont. Ops. Before Charges/(Gains)	$236.2	$231.7
Net Charges/(Gains)	6.7	(13.3)

Operating Income Before Charges/(Gains)	426.6	424.8

Spirits Net Sales	616.6	579.3
Spirits Excise Taxes	118.9	101.6

Spirits Operating Income	174.3	146.9
Spirits Restructuring Related Charges	0.3	1.3
Gain on Sale of The Dalmore Scotch assets
Spirits Operating Income Before Charges/(Gains)	174.6	148.2

Other (Income)/Expense, Net	(7.5)	(10.0)
Other (Income)/Expense, Net Before Charges/(Gains)	(7.5)	(10.9)

Effective Tax Rate	32.1%	30.0%
Effective Tax Rate Before Charges/(Gains)	32.3%	34.2%

	Third Quarter
	2007	2006

Net sales	$2,145.3	$2,156.2

Cost of products sold	1,143.3	1,162.0

Excise taxes on spirits	111.2	109.5

Advertising, selling, general and administrative expenses	507.5	502.4

Gain on sale of The Dalmore Scotch assets	-	-

Amortization of intangibles	11.8	12.1

Restructuring and restructuring-related items	3.5	3.3

Operating income	368.0	366.9

Interest expense	74.2	80.1

Other (income) expense, net	(12.5)	(9.9)

Income from Continuing Operations before income taxes and minority interests	306.3	296.7

Income taxes	92.1	96.1

Minority interest	6.2	53.4

Income from Continuing Operations	208.0	147.2

Income from Discontinued Operations	0.9	4.1

Net Income	$208.9	$151.3

Earnings Per Common Share, Basic:
Income from continuing operations	$1.36	$0.97
Income from discontinued operations	-	0.03
Net Income	$1.36	$1.00

Earnings Per Common Share, Diluted:
Income from continuing operations	$1.33	$0.95
Income from discontinued operations	-	0.03
Net Income	$1.33	$0.98

Average number of common shares outstanding
Basic	153.3	150.9
Diluted	156.8	154.5

Diluted EPS from Continuing Operations
Before Charges/(Gains)	$1.34	$1.28
Net Charges/(Gains) per diluted share	0.01	0.33

Net Income Cont. Ops. Before Charges/(Gains)	$210.2	$197.0
Net Charges/(Gains)	2.2	49.8

Operating Income Before Charges/(Gains)	371.5	370.2

Spirits Net Sales	612.0	592.7
Spirits Excise Taxes	111.2	109.5

Spirits Operating Income	171.4	158.0
Spirits Restructuring Related Charges	-	-
Gain on Sale of The Dalmore Scotch assets	-	-
Spirits Operating Income Before Charges/(Gains)	171.4	158.0

Other (Income)/Expense, Net	(12.5)	(9.9)
Other (Income)/Expense, Net Before Charges/(Gains)	(12.5)	(9.9)

Effective Tax Rate	30.1%	32.4%
Effective Tax Rate Before Charges/(Gains)	30.2%	32.4%

	Fourth Quarter
	2007	2006

Net sales	$2,215.4	$2,199.4

Cost of products sold	1,135.4	1,104.1

Excise taxes on spirits	183.7	175.5

Advertising, selling, general and administrative expenses	516.0	528.1

Gain on sale of The Dalmore Scotch assets	(45.6)	-

Amortization of intangibles	11.8	11.8

Restructuring and restructuring-related items	77.9	19.8

Operating income	336.2	360.1

Interest expense	67.5	79.3

Other (income) expense, net	(8.1)	(10.3)

Income from Continuing Operations before income taxes and minority interests	276.8	291.1

Income taxes	79.9	37.6

Minority interest	6.2	5.7

Income from Continuing Operations	190.7	247.8

Income from Discontinued Operations	10.8	9.8

Net Income	$201.5	$257.6

Earnings Per Common Share, Basic:
Income from continuing operations	$1.24	$1.63
Income from discontinued operations	0.07	0.07
Net Income	$1.31	$1.70

Earnings Per Common Share, Diluted:
Income from continuing operations	$1.22	$1.59
Income from discontinued operations	0.06	0.06
Net Income	$1.28	$1.65

Average number of common shares outstanding
Basic	153.8	151.5
Diluted	156.9	155.6

Diluted EPS from Continuing Operations
Before Charges/(Gains)	$1.39	$1.36
Net Charges/(Gains) per Diluted Share	0.17	(0.23)

Net Income Cont. Ops. Before Charges/(Gains)	$218.7	$211.8
Net Charges/(Gains)	28.0	(36.0)

Operating Income Before Charges/(Gains)	368.5	379.9

Spirits Net Sales	858.8	779.5
Spirits Excise Taxes	183.7	175.5

Spirits Operating Income	290.1	236.7
Spirits Restructuring Related Charges	1.4	5.9
Gain on Sale of The Dalmore Scotch assets	(45.6)	-
Spirits Operating Income Before Charges/(Gains)	245.9	242.6

Other (Income)/Expense, Net	(8.1)	(10.3)
Other (Income)/Expense, Net Before Charges/(Gains)	(8.1)	(10.3)

Effective Tax Rate	28.8%	13.0%
Effective Tax Rate Before Charges/(Gains)	27.2%	30.1%

	Full Year
	2007	2006

Net sales	$8,563.1	$8,521.0

Cost of products sold	4,549.9	4,467.8

Excise taxes on spirits	510.9	505.6

Advertising, selling, general and administrative expenses	2,022.8	2,021.5

Gain on sale of The Dalmore Scotch assets	(45.6)	-

Amortization of intangibles	47.6	42.9

Restructuring and restructuring-related items	101.2	35.3

Operating income	1,376.3	1,447.9

Interest expense	293.6	308.8

Other (income) expense, net	(37.5)	(40.2)

Income from Continuing Operations before income taxes and minority interests	1,120.2	1,179.3

Income taxes	346.3	299.3

Minority interest	24.4	67.9

Income from Continuing Operations	749.5	812.1

Income from Discontinued Operations	13.1	18.0

Net Income	$762.6	$830.1

Earnings Per Common Share, Basic:
Income from continuing operations	$4.89	$5.44
Income from discontinued operations	0.09	0.12
Net Income	$4.98	$5.56

Earnings Per Common Share, Diluted:
Income from continuing operations	$4.79	$5.31
Income from discontinued operations	0.08	0.11
Net Income	$4.87	$5.42

Average number of common shares outstanding
Basic	153.1	149.1
Diluted	156.5	153.0

Diluted EPS from Continuing Operations
Before Charges/(Gains)	$5.06	$5.22
Net Charges/(Gains) per Diluted Share	0.27	(0.09)

Net Income Cont. Ops. Before Charges/(Gains)	$792.1	$798.3
Net Charges/(Gains)	42.6	(13.8)

Operating Income Before Charges/(Gains)	1,431.9	1,483.2

Spirits Net Sales	2,606.8	2,513.4
Spirits Excise Taxes	510.9	505.6

Spirits Operating Income	766.7	660.6
Spirits Restructuring Related Charges	4.0	9.0
Gain on Sale of The Dalmore Scotch assets	(45.6)	-
Spirits Operating Income Before Charges/(Gains)	725.1	669.6

Other (Income)/Expense, Net	(37.5)	(40.2)
Other (Income)/Expense, Net Before Charges/(Gains)	(37.5)	(42.1)

Effective Tax Rate	30.9%	25.4%
Effective Tax Rate Before Charges/(Gains)	30.6%	32.7%
FORTUNE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	December 31,	December 31,
	2007	2006

Assets
Current assets
Cash and cash equivalents	$203.7	$186.7
Accounts receivable, net	1,101.9	1,130.1
Inventories	2,047.6	1,937.8
Other current assets	392.9	390.2
Current assets of discontinued operations	-	285.3
Total current assets	3,746.1	3,930.1

Property, plant and equipment, net	1,698.2	1,708.2
Intangibles resulting from
business acquisitions, net	8,063.2	8,038.7
Other assets	488.8	346.0
Noncurrent assets of discontinued operations	-	645.3
Total assets	$13,996.3	$14,668.3

Liabilities and Stockholders' Equity
Current liabilities
Short-term debt	$230.9	$787.6
Current portion of long-term debt	200.0	1.7
Other current liabilities	1,738.0	1,628.4
Current liabilities of discontinued operations	-	97.7
Total current liabilities	2,168.9	2,515.4

Long-term debt	3,942.7	5,034.9
Other long-term liabilities	1,640.7	1,749.6
Noncurrent liabilities of discontinued operations	-	80.7
Total liabilities	7,752.3	9,380.6

Minority interest	558.5	559.7

Stockholders' equity	5,685.5	4,728.0

Total liabilities and stockholders' equity	$13,996.3	$14,668.3
FORTUNE BRANDS, INC.
Reconciliation of ROE based on Net Income Before Charges/Gains to
ROE based on GAAP Net Income
December 31, 2007
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income Before Charges/Gains less Preferred Dividends		Equity		ROE based on Net Income Before Charges/Gains

Fortune Brands	$800.0	/	$5,217.9	=	15.3%

	Rolling twelve months GAAP Net Income less Preferred Dividends		Equity		ROE based on GAAP Net Income

Fortune Brands	$762.1	/	$5,095.6	=	15.0%

Return on Equity - or ROE - Before Charges/Gains is net income less preferred dividends derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the twelve month average of GAAP common equity (total equity less preferred equity) excluding any restructuring and non-recurring items.

FORTUNE BRANDS, INC.
Reconciliation of ROIC based on Net Income Before Charges/Gains to
ROIC based on GAAP Net Income
December 31, 2007
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income Before Charges/Gains plus Interest Expense		Invested Capital		ROIC based on Net Income Before Charges/Gains

Fortune Brands	$1,004.0	/	$10,905.6	=	9.2%

	Rolling twelve months GAAP Net Income plus Interest Expense		Invested Capital		ROIC based on GAAP Net Income

Fortune Brands	$966.1	/	$10,783.2	=	9.0%

Return on Invested Capital - or ROIC - Before Charges/Gains is net income plus interest expense derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the twelve month average of GAAP Invested Capital (net debt plus equity) excluding any restructuring and non-recurring items.

ROE Before Charges/Gains and ROIC Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. These measures may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410